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                                                                    EXHIBIT 99.1

                   CERTIFICATION PURSUANT TO 18 U.S.C. (S)1350

       (ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

         In connection with the periodic report of Sheffield Pharmaceuticals, Inc. (the "Company") on Form 10-K for the period ended December 31, 2002 dated April 15, 2003, filed with the Securities and Exchange Commission (the "Report"), I, Thomas M. Fitzgerald, President, Chief Executive Officer and Acting Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

         (1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: April 15, 2003                       /s/ Thomas M. Fitzgerald
                                           ----------------------------------
                                           President and Chief Executive Officer
                                           And Acting Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Sheffield Pharmaceuticals, Inc. and will be retained by Sheffield Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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